Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Press Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

KNOWLES UPDATES Q1 2014 FINANCIAL PROJECTIONS

ITASCA, Ill., Apr. 17, 2014 — Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today updated projections that were originally provided at the Company’s analyst day on February 19, 2014. Knowles anticipates that its former parent company, Dover Corporation, will soon file its first quarter Form 10-Q with discontinued operations information which will include, combined with other information, Knowles’ financial performance for the first two months of that quarter.

The Company currently anticipates revenue for the first quarter of 2014 to be between $270 and $275 million, above the high end of the projected range provided at the Company’s analyst day. Non-GAAP operating profit is expected to be between $31 and $33 million, within the range previously projected. Please see discussion of non-GAAP financial measures below.

Knowles will issue first quarter 2014 financial results on April 28, 2014 after 3:00 p.m. Central time.

First Quarter 2014 Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin at 3:30 p.m. Central time on April 28, 2014. The webcast replay will be available after 7:00 p.m. Central time on April 28, 2014.

Investors can also listen to the live call at 3:30 p.m. Central time on April 28, 2014 by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on April 28, 2014 through 11:59 p.m. Central time on May 5, 2014 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 13873943.

4/17/2014

About Knowles:

Founded in 1946, Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Headquartered in Itasca, Illinois, Knowles has more than 10,000 employees in 37 locations around the world. For more information, visit www.knowles.com.

Forward Looking Statements

A number of forward-looking statements are included in this press release. Forward-looking statements are any statements that are not historical facts. The words “anticipate,” “expect,” “project,” “will,” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are based on the current plans and expectations of Knowles and are expressed in good faith and believed to have a reasonable basis, but there can be no assurance that such plans or expectations will be achieved or accomplished. Because forward-looking statements involve risks and uncertainties, Knowles’s actual results could differ materially from those projected, anticipated or implied in these statements. Factors that could cause actual results or events to differ materially from those anticipated include the matters described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Knowles’ Form 10-K filed with the SEC. Knowles disclaims any duty to update any forward-looking statements, except as required by law.

Non-GAAP Reporting

In addition to the GAAP results included in this press release, Knowles has presented non-GAAP operating profit, a non-GAAP financial measurement. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP information is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.